UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2008

PROGRESSIVE GAMING INTERNATIONAL

CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective September 12, 2008, Progressive Gaming International Corporation, a Nevada corporation (the “Registrant”), entered into a letter agreement (the “Letter Agreement”) by and among the Registrant, the subsidiaries of the Registrant listed as Guarantors on the signature pages thereto and International Game Technology, a Nevada corporation (“IGT”), that, among other things, amended that certain Note and Warrant Purchase Agreement dated August 4, 2008 (as amended to date, the “Purchase Agreement”) by and among the Registrant, the subsidiaries of the Registrant listed as Guarantors on the signature pages thereto and IGT.

Pursuant to the Letter Agreement, the Registrant and IGT agreed to amend certain provisions of the Purchase Agreement relating to delivery of landlord waivers and collateral access agreements by the Registrant and its subsidiaries to allow the Registrant until September 30, 2008 to provide the required waivers and agreements. The Letter Agreement also adjusts certain provisions and waives certain provisions of the Purchase Agreement related to the reverse stock split described in Item 5.03 below. The Letter Agreement is included as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A one (1)-for-eight (8) reverse stock split (the “Reverse Split”) of the authorized and issued and outstanding Common Stock, par value $0.10 per share (“Common Stock”), of the Registrant was previously announced in the Registrant’s Current Report on Form 8-K filed with the SEC on September 3, 2008. This report updates that Form 8-K.

The Reverse Split was duly approved by the Board of Directors of the Registrant without shareholder approval, in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes. The Reverse Split was effected by filing a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the “Certificate of Change”) with the Nevada Secretary of State. The Certificate of Change effected the Reverse Split at 5:00 p.m., Pacific time, on September 15, 2008 (the “Record Date”) and amended the Registrant’s Articles of Incorporation to decrease the authorized number of shares of the Registrant’s Common Stock from one hundred million (100,000,000) shares to twelve million five hundred thousand (12,500,000) shares.

Pursuant to the Reverse Split, holders of the Registrant’s Common Stock are deemed to hold one (1) whole post-split share of the Registrant’s Common Stock for every eight (8) whole shares of the Registrant’s issued and outstanding Common Stock held immediately prior to 5:00 p.m., Pacific time, on the Record Date. No fractional shares of the Registrant’s Common Stock will be issued in connection with the Reverse Split. Shareholders who are entitled to a fractional post-split share will receive in lieu thereof one (1) whole post-split share.

The CUSIP number of the post-Reverse Split Common Stock is 74332S201.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes.

10.1	Letter agreement dated as of September 12, 2008 by and among the Registrant, the subsidiaries of the Registrant listed as Guarantors on the signature pages thereto and International Game Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

Date: September 15, 2008	By:	/s/ Heather A. Rollo
Heather A. Rollo Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes.

10.1	Letter agreement dated as of September 12, 2008 by and among the Registrant, the subsidiaries of the Registrant listed as Guarantors on the signature pages thereto and International Game Technology.